10
                                     BYLAWS

                                       OF

                           GREAT LAND DEVELOPMENT CO.

                                    ARTICLE 1
                                    ---------

                                     Offices
                                     -------

     SECTION 1.     PRINCIPAL OFFICE     The principal office of the Corporation
                    ----------------
shall be located at 5602 McCallum Court, Charlotte, Mecklenburg County, North Carolina 28226.

     SECTION  2     REGISTERED  OFFICE     The  registered  office  of  the
                    ------------------
Corporation required by law to be maintained in the State of North Carolina may be, but not need be identical with the principal office. The registered as set forth in the Articles, of Incorporation is 5602 McCallum Court, Charlotte, Mecklenburg County, North Carolina 28226.

     SECTION  3     OTHER  OFFICES     The  Corporation may have offices at such
                    --------------
other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

                                   ARTICLE II
                                   ----------

                              Shareholders Meeting
                              --------------------

     SECTION 1      PLACE OF MEETING,      All meetings of shareholders shall be
                    ----------------
held at the principal office of the Corporation, or at such other place either within of without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote threat.

     SECTION  2     ANNUAL  MEETINGS     The  annual meeting of the shareholders
                    ----------------
shall be held sixty (60) days after the close of the fiscal year, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purposes of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

     SECTION  3      SUBSTITUTE  ANNUAL MEETING      If the annual meeting shall
                     --------------------------
not be held on the day designated by the Bylaws, a substitute annual meeting may be called accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     SECTION  4     SPECIAL  MEETINGS      Special  meetings of the shareholders
                    -----------------
may be called at any time by the President, Vice President or Board of Directors of the Corporation, or by any shareholders, pursuant to the written request of the holders of not less than one-tenth of all shares entitled to vote at the meeting.

     SECTION  5     NOTICE OF MEETINGS     Written of printed notice stating the
                    ------------------
time and place of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the President, the Vice President, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

          In the case of an annual or substitute annual meeting, the notice of the meeting need not specifically state the business to be transacted threat, unless it is a matter other than the election of Directors, on which the vote of shareholders is expressly required by the provisions of the laws of the State of North Carolina (The North Carolina Business Corporation Act). In the case of a special meeting, the notice of the meeting shall specifically state the purpose of purposes for which the meeting is called.

     When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting. Other than by announcement at the meeting at which the adjournment is taken.

     SECTION  6     VOTING  LISTS          At  lease  ten  (10) days before each
                    -------------
meeting of shareholders, the Secretary of the Corporation shall pre3pare an alphabetical list of the shareholders entitled to vote at such meetings, with the address of and the number of share held by each, which list shall be kept on file at the registered office the Corporation for a period of ten (10) days prior to such meeting, and shall be subject to the inspection by any shareholder at any time during the usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

     SECTION  7     QUORUM     The  holders of a majority of the shares entitled
                    ------
to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn, and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

     The shareholders, at a meeting at which a quorum is present, may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION  8     VOTING  SHARES      Each  outstanding  share  having  voting
                    --------------
rights shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, and the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or bylaws of this Corporation.

     SECTION  9     INFORMAL  ACTION BY SHAREHOLDERS     Any action which may be
                    --------------------------------
taken at a meeting of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by al of the persons who would be entitled to vote upon such action at a meeting and filed with the Secretary of the Corporation to be kept in the Corporate minute book.


                                   ARTICLE III

                                    DIRECTORS
                                    ---------

     SECTION  1     GENERAL  POWERS     The  business  and  affairs  of  the
                    ---------------
Corporation shall be managed by the Board of Directors or by such Executive Committees as the Board of Directors may establish pursuant to these bylaws.

     SECTION  2     SPECIAL POWERS     The Board of Directors of the Corporation
                    --------------
are hereby granted all rights and powers as provided in N.C.G.S. 55-3-03 during an emergency declared as such by the Board.

     SECTION  3     NUMBER, TERM AND QUALIFICATIONS          There shall be such
                    -------------------------------
number of Directors, not less than one (1) nor more than three (3), as may be fixed or changed from time to time at a meeting of the shareholders called for such purpose, but no reduction in the number of Directors shall of itself have the effect of shortening the term of any incumbent Director. Each Director shall hold office until the annual meeting next succeeding his election or until his death, resignation, retirement, removal, disqualification or until his successor is elected and qualified Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

     SECTION 4     ELECTION OF DIRECTORS           Except as provided in Section
                   ---------------------
6 of this Article, the Directors shall be elected at the annual meeting of shareholders, and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholders so demands, the election of Directors shall be by ballot.

     SECTION  5      REMOVAL      Directors  may be removed from office, with or
without cause, by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors may be elected at the same meeting.

     SECTION  6     VACANCIES      A vacancy occurring in the Board of Directors
                    ---------
may be filled by a majority of the remaining Directors, even though less than a quorum, or by the sole remaining Director; but a vacancy created by an increase in the authorized number of Directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

     SECTION  7     CHAIRMAN      Unless otherwise directed by the shareholders,
                    --------
the President of the Corporation shall serve as Chairman of the Board of Directors. He shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

     SECTION  8     COMPENSATION      The  Board  of  Directors  may  compensate
                    ------------
Directors for their services as such and may provide for the payment of all expense incurred by Directors in attending regular and special meetings of the Board.

     SECTION  9     EXECUTIVE  COMMITTEE      The  Board  of  Directors  may, by
                    --------------------
resolution adopted by a majority of the number of Directors fixed by these bylaws, designate two (2) or more Directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, in the management of the Corporation.


                                   ARTICLE IV

                              MEETINGS OF DIRECTORS
                              ---------------------

     SECTION  1     REGULAR  MEETINGS      A  regular  meeting  of  the Board of
Directors shall be held immediately after, and at the same place as, the annual or substitute annual meeting of shareholders.

     In addition, the Board of Directors may provide by resolution the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

     SECTION  2     SPECIAL  MEETINGS      Special  meetings  of  the  Board  of
                    -----------------
Directors may be called by, or at the request of, the President or by a Director. Such meetings may be held either within or without the State of North Carolina.

     SECTION  3     NOTICE  OF  MEETINGS      Regular  meetings  of the Board of
                    --------------------
Directors  may  be  held  without  notice.

     The person or persons calling a special meeting of the Board of Directors shall, at least five (5) days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

     SECTION  4     QUORUM      A  majority of the duly elected or appointed and
                    ------
qualified Directors of the Corporation shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the Directors present at any meeting, whether or not a quorum is present, may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall attend.

     SECTION  5     MANNER  OF  ACTING      Except as otherwise provided in this
                    ------------------
section, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     The vote of a majority of the duly elected or appointed and qualified Directors without a meeting is, nevertheless, Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before of after the action is taken,

                                    ARTICLE V

                                    OFFICERS
                                    --------

     SECTION  1     NUMBER     The  Corporation  shall  have  a  President,  a
                    ------
Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may form time to time elect. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary. However, no officer shall execute, acknowledge or verify an instrument in more than one (1) capacity if such instrument is required by law, by the Articles of Incorporation, or the bylaws, to be executed, acknowledged, or verified by two (2) or more officers. If there be more than one (1) Vice President, the Board of Directors may designate their seniority (such as First Vice President, Second Vice President, etc.) and /or the particular department of the Corporation of which they shall have charge.

     SECTION  2     ELECTION AND TERM      The officers of the Corporation shall
                    -----------------
be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office until is death, resignation, retirement, removal, disqualification, or until his successor is elected and qualified, unless otherwise specified by the Board of Directors. The Board of Directors may fill any vacancy in any office occurring for whatever reason.

     SECTION 3 REMOVAL Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION  4     COMPENSATION      The  compensation  of  all officers of the
                    ------------
Corporation  shall  be  fixed  by  the  Board  of  Directors.

     SECTION  5     PRESIDENT     The  President  shall  be  the chief executive
                    ---------
officer of the Corporation and shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the direction and control of the Board of Directors and the Executive committee, if created, the President shall have general charge and authority over the business of the Corporation. The President shall from time to time make such reports of the business of the Corporation for the preceding fiscal year to the shareholders at each annual meeting. The President shall sigh with any other proper officer certificate for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent. In general, The President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION  6     VICE  PRESIDENT  S     The  Vice President s, or if there be
                    ------------------
more than one (1), the Vice President s in the order of their seniority by designation (or if not designated, in the order of their seniority by election), shall perform the duties of the President in the President's absence or during the President's disability to act. The Vice President shall have such other duties and powers as may be assigned to or vested in them by the Board of Directors, the Executive committee (if so formed), or the President.

     SECTION  7     SECRETARY      The  Secretary shall keep accurate records of
                    ---------
the acts and proceedings of all meeting of the shareholders and Directors. The Secretary shall give al notices required by law and by these bylaws. The
Secretary shall have general charge of the corporate books and records of the Corporation and of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stack transfer books of the Corporation and shall keep at the registered or principal office of the Corporation the record of shareholders showing the name and address of each shareholders and the number and class of the shares held by each. The Secretary shall sigh such instruments as may require the Secretary's signature and, in general, shall perform all duties incident to the office of Secretary and such duties as may be assigned from time to time by the President, The Executive committee (if so formed), or the Board of Directors.

     SECTION  8     TREASURER      The Treasurer shall have custody of all funds
                    ---------
and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors or the Executive committee. The Treasurer shall keep full accurate accounts of the finances of the Corporation in books especially provided for that purpose; and shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for each fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed within four (4) months after the end of such fiscal year. The statement so filed shall be kept available for inspection for a period of ten (10) years, and the Treasurer shall mail or deliver a copy of the latest such statement to any shareholder upon the shareholder's written request therefore. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and such other duties as may be assigned from time to time by the President, the Executive committee (if so formed), or the Board of Directors.

     SECTION  9     ASSISTANT  SECRETARIES  AND  TREASURER      The  Assistant
                    --------------------------------------
Secretaries and Assistant Treasurer shall, in the absence or disability of the Secretary of the Treasurer respectively, perform such other duties as shall be assigned to them by the Secretary or the Treasurer respectively, or by the President, the Executive committee (if so formed), or Board of Directors.

     SECTION  10     BONDS           The  Board of Directors may, by resolution,
                     -----
require any or all officers, agents and employees of the Corporation to give bind to the Corporation with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices of positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                          CONTRACTS, LOANS AND DEPOSITS
                          -----------------------------

     SECTION1     CONTRACTS      The  Board  of Directors or Executive committee
                  ---------
may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2     LOANS           No loans shall be contracted on behalf of the
                   -----
Corporation, and no evidence of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors or the Executive committee.

     SECTION  3     CHECKS  AND  DRAFTS           All  checks,  drafts  or other
                    -------------------
orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation in such manner as shall from time to time be determined by the Board of Directors or the Executive committee.

     SECTION  4     DEPOSITS      All  funds  of  the Corporation, not otherwise
                    --------
employed, shall be deposited from time to time to the credit of the Corporation in such depositories, as the Board of Directors shall direct.


                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER
                   ------------------------------------------

     SECTION  1     CERTIFICATES FOR SHARES     Certificates representing shares
                    -----------------------
of the Corporation shall be issued in such form as the Board of Directors shall determine to every shareholders for the fully paid shares owned by such shareholder. These certificates shall be signed by the President and the Secretary. They shall be consecutively numbered or otherwise identified, and the name and address of the persons to whom they are issued with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.


     SECTION  2     TRANSFER  OF SHARES      Transfer of shares shall be made on
                    -------------------
the stack transfer books of the Corporation only upon the surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee, or legal representative.

     All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

     SECTION  3     CLOSING  TRANSFER  BOOKS AND FIXING RECORD DATE      For the
                    -----------------------------------------------
purpose of determining shareholders entitled to notice of, or to vote at an meeting of shareholders or any adjournment thereof, or entitled to receive payment of any divided, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books may be closed for a stated period, but not to exceed, in any case, fifty (50) days. If the stack transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

     In lieu of closing the stack transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty (50) days and, in the case of a meeting of shareholders, not less than ten (10) days immediately preceding the date on which the particular action requiring such determination of shareholders is to be taken.

     If the stock transfer books are not to be closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     SECTION  4     LOST  CERTIFICATES      The Board of Directors may authorize
                    ------------------
the issuance of a new share certificate in place of a certificate claimed to have been lost of destroyed, upon receipt of an affidavit of such fact from the person claiming such loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give a bond in such sum as it may direct of indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such bond.


                                  ARTICLE VIII
                                  ------------

                                 INDEMNIFICATION
                                 ---------------

     Any person who at any time serves or has served as a Director of the Corporation, or who, while serving as a Directors of the Corporation, serves or has served, at the request of the Corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorney's fees, incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding(and any appeal therein), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payment made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit, or proceeding.

     The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including, without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the Corporation for any decision to indemnity.

     Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall incur to the benefit of legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.


                                   ARTICLE IX
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

     SECTION  1     DIVIDENDS      The  Board of Directors may from time to time
                    ---------
declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law or by it charter.

     SECTION 2     SEAL      The corporate seal of the Corporation shall consist
                   ----
of two (2) concentric circles between which is the name of the Corporation and the place of incorporation in the center of which is inscribed "Corporate Seal"; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

     SECTION  3     WAIVER  OF NOTICE      Whenever any notice is required to be
                    -----------------
given to any shareholder of Director or under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or bylaws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     SECTION  4     FISCAL  YEAR      Unless  otherwise  ordered by the Board of
                    ------------
Directors, the fiscal year of the Corporation shall be from January 1 to December 31.

     SECTION  5     AMENDMENTS           Except  as  otherwise  provided herein,
                    ----------
these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

     The  Board  of  Directors  shall  have  power  to  adopt  a  bylaw.

a) requiring more than a majority of the voting share for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law;
b) providing for the management of the Corporation otherwise that by the Board of Directors or its Executive committee (if so formed);
c)     increasing  or  decreasing  the  number  of  Directors;  or
d)     classifying  and  staggering  the  election  of  Directors.

No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

This is to certify that the foregoing is a true and accurate copy of the Bylaws of Great Land Development Co., as approved and adopted by said Corporation effective  30th  Day  of  July,  1996

Dated:________________________________________
/S/DUANE BENNETT
_____________________________________________